LIVE NATION ENTERTAINMENT REPORTS FOURTH QUARTER & FULL YEAR 2020 RESULTS

Highlights
83% of Fans Continuing To Hold Onto Their Tickets
$950 Million Cost Reduction Achieved in 2020
$1.65 Billion Cash Savings Achieved in 2020

LOS ANGELES – February 25, 2021 – Live Nation Entertainment, Inc. (NYSE: LYV) today released financial results for the quarter ended December 31, 2020.

As we look back on 2020, it is clearly not the year anyone predicted, but I am very proud of how Live Nation has dug in and focused on turning this challenge into an opportunity to improve our business. I want to take a moment to thank our employees for their resilience and creativity, and acknowledge all of those affected by Covid and the shutdown of live events.

We Believe We Will Return to Live Even Stronger
Over the last year, leaders across all our business lines of Concerts, Ticketing and Sponsorship have been analyzing ways to improve their businesses. Some of our key initiatives include: Re-organizing to become more nimble while also reducing our cost structure by $200 million; Building concert streaming and direct to consumer businesses to expand our revenue streams; Advancing our technology initiatives globally while accelerating the shift to digital tickets to meet changing needs of fans, venues and artists; and reinforcing our balance sheet to endure this period, while maintaining a strong position to build our business for the future and act on opportunities as we identify them, such as our recent acquisition of the streaming platform Veeps and a continued pipeline of bolt-on acquisitions throughout the globe.

So while this past year has been challenging for the company, our employees, fans, artists and so many others globally impacted by Covid, I have never been more excited about the opportunities in front of us.

Supply and Demand Pipeline is Very Strong
We continue to have a substantial tailwind in the live event industry, as consumers more than ever are looking to spend on experiences. The supply-demand fundamentals of the concerts business remain strong, with artists ready to get back on the road and fans eager to reconnect at events. All our data continues to show that there is substantial pent-up demand for concerts on the consumer demand side. The $2.4 trillion projected surplus in savings in the U.S. alone by June is a key indicator of consumer spending potential. At the same time, surveys demonstrate the high demand for concerts globally, with 95% of fans likely to attend a show when restrictions are lifted. This is proving out in fan behavior as well, with 83% of fans continuing to hold onto their tickets for rescheduled shows.

On the artist side there is a broad desire to get back on stage – to connect with their fans and to provide economic support to their bands, crew, and the hundreds of others employed each night putting on the show. Given the limited touring activity in 2020 and 2021, the pipeline for 2022 is much stronger than usual, with almost twice as many major touring artists on cycle in 2022 than a typical year – about 45 artists versus the usual 25. And there remains plenty of scheduling availability at arenas, amphitheaters and stadiums to accommodate these additional tours, with over two-thirds of these venues’ nights unused by sporting events or major concerts in a typical year.

Vaccine Rollout Encouraging
It appears that the timing to release the pent-up supply and demand is now approaching. Vaccine distribution is accelerating and declines in Covid cases throughout most of the world gives us even more confidence that a safe and meaningful return to shows will soon be possible. For both the U.S. and U.K., projections indicate that everyone who wants to get vaccinated will be able to do so by May or June, with Europe and most other markets following a few months later. Given the massive social and economic toll that the lockdown has had on the public, we believe there will be strong momentum to reopen society swiftly as soon as vaccines are readily available. And we believe outdoor activities will be the first to happen.

So while the timing of our return to live will continue to vary across global markets, every sign points to it beginning safely in many countries sometime this summer and scaling further from there.

Michael Rapino
President and Chief Executive Officer
Live Nation Entertainment, Inc.

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Additional Information on Liquidity
At the end of the fourth quarter of 2020, the company had total cash and cash equivalents of $2.5 billion, which includes $643 million of free cash. This free cash, along with $962 million of available debt capacity and taking into account the additional $417 million of net cash added to the balance sheet with the debt raise in early January, gives the company $2.0 billion of available liquidity. The company believes this level of liquidity provides it with the ability to fund operations until the expected return of concerts in the summer of 2021, preceded by ticket sales earlier in the year.

The company will webcast a teleconference today at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on Monday, March 1, 2021 and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact:	Media Contact:
Amy Yong	Kaitlyn Henrich
IR@livenation.com	Media@livenation.com
(310) 867-7143

FINANCIAL HIGHLIGHTS – 4th QUARTER
(unaudited; $ in millions)

	Q4 2020 Reported	Q4 2019 Reported	Growth	Q4 2020 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$178.4	$2,296.6	(92%)	$176.8	(92%)
Ticketing	10.9	448.3	(98%)	10.4	(98%)
Sponsorship & Advertising	47.1	148.4	(68%)	46.0	(69%)
Other and Eliminations	0.9	(3.9)	*	0.9	*
	$237.3	$2,889.4	(92%)	$234.1	(92%)

Operating Income (Loss)
Concerts	$(236.4)	$(166.4)	(42%)	$(233.6)	(40%)
Ticketing	(131.5)	61.0	*	(130.4)	*
Sponsorship & Advertising	4.1	73.5	(94%)	3.3	(95%)
Other and Eliminations	(0.4)	(0.7)	43%	(0.4)	43%
Corporate	(23.8)	(50.3)	53%	(23.8)	53%
	$(388.0)	$(82.9)	*	$(384.9)	*

Adjusted Operating Income (Loss)
Concerts	$(166.7)	$(90.4)	(84%)	$(165.1)	(83%)
Ticketing	(73.7)	130.8	*	(73.2)	*
Sponsorship & Advertising	14.2	82.5	(83%)	13.4	(84%)
Other and Eliminations	(1.8)	(1.6)	(13%)	(1.8)	(13%)
Corporate	(16.3)	(40.5)	60%	(16.3)	60%
	$(244.3)	$80.8	*	$(243.0)	*

* percentages are not meaningful

FINANCIAL HIGHLIGHTS – 12 MONTHS
(unaudited; $ in millions)

	12 Months 2020 Reported	12 Months 2019 Reported	Growth	12 Months 2020 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$1,468.4	$9,428.1	(84%)	$1,481.7	(84%)
Ticketing	188.4	1,545.2	(88%)	188.4	(88%)
Sponsorship & Advertising	203.7	590.3	(65%)	202.6	(66%)
Other and Eliminations	0.7	(15.6)	*	0.7	*
	$1,861.2	$11,548.0	(84%)	$1,873.4	(84%)

Operating Income (Loss)
Concerts	$(959.0)	$(53.5)	*	$(960.0)	*
Ticketing	(612.0)	232.0	*	(612.4)	*
Sponsorship & Advertising	44.9	330.3	(86%)	43.8	(87%)
Other and Eliminations	(13.5)	(1.2)	*	(13.5)	*
Corporate	(113.6)	(182.8)	38%	(113.6)	38%
	$(1,653.2)	$324.8	*	$(1,655.7)	*

Adjusted Operating Income (Loss)
Concerts	$(638.8)	$242.3	*	$(639.7)	*
Ticketing	(374.6)	482.4	*	(375.3)	*
Sponsorship & Advertising	81.9	366.1	(78%)	80.8	(78%)
Other and Eliminations	(13.5)	(6.3)	*	(13.5)	*
Corporate	(70.9)	(142.0)	50%	(70.9)	50%
	$(1,015.9)	$942.5	*	$(1,018.6)	*

* percentages are not meaningful

•As of December 31, 2020, total cash and cash equivalents were $2.5 billion, which includes $674 million in ticketing client cash and $643 million in free cash.
•Event-related deferred revenue was $1.5 billion as of December 31, 2020, compared to $1.2 billion as of December 31, 2019. In addition, we had long-term deferred revenue of $35 million for events that have been rescheduled more than one year out as of December 31, 2020.
•For the twelve months ended December 31, 2020, net cash used in operating activities was $(1.1) billion and free cash flow — adjusted was $(1.3) billion.
•We currently expect capital expenditures for the full year to be approximately $150 million in 2021.

KEY OPERATING METRICS
(unaudited)

	2020	2019	2018
	(in thousands except estimated events)
Concerts (1)
Estimated events:
North America	5,270	28,407	24,186
International	2,847	11,830	10,810
Total estimated events	8,117	40,237	34,996
Estimated fans:
North America	6,075	62,687	61,159
International	5,067	34,967	31,607
Total estimated fans	11,142	97,654	92,766
Ticketing (2)
Estimated number of fee-bearing tickets	31,101	219,838	217,442
Estimated number of non-fee-bearing tickets	88,823	266,750	265,033
Total estimated tickets sold	119,924	486,588	482,475

 _________

(1)Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.

(2)The fee-bearing tickets estimated above include primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This metric includes primary tickets sold during the period regardless of event timing, except for our own events where our concert promoters control ticketing which are reported when the events occur. The non-fee-bearing tickets estimated above include primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our “do it yourself” platform. These ticketing metrics are net of any refunds requested and any cancellations that occurred during the period and up to the time of reporting of our financial statements. Fee-bearing tickets sold above are net of refunds of 27.4 million tickets for the year ended December 31, 2020.

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by (Used in) Operating Activities

($ in millions)	Q4 2020	Q4 2019
Net cash provided by (used in) operating activities	$(125.7)	$436.9
Less: Changes in operating assets and liabilities (working capital)	(200.4)	(388.5)
Free cash flow from earnings	$(326.1)	$48.4
Less: Maintenance capital expenditures	(9.1)	(45.5)
Distributions to noncontrolling interests	(10.1)	(34.3)
Free cash flow — adjusted	$(345.3)	$(31.4)

Net cash provided by (used in) investing activities	$0.4	$(287.6)

Net cash provided by (used in) financing activities	$(12.3)	$468.5

($ in millions)	12 Months 2020	12 Months 2019
Net cash provided by (used in) operating activities	$(1,082.6)	$469.8
Less: Changes in operating assets and liabilities (working capital)	(79.5)	287.9
Free cash flow from earnings	$(1,162.1)	$757.7
Less: Maintenance capital expenditures	(65.1)	(150.9)
Distributions to noncontrolling interests	(41.6)	(107.5)
Free cash flow — adjusted	$(1,268.8)	$499.3

Net cash used in investing activities	$(224.1)	$(691.0)

Net cash provided by financing activities	$1,349.3	$328.9

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	December 31, 2020
Cash and cash equivalents	$2,537.8
Client cash	(673.5)
Deferred revenue — event-related	(1,532.5)
Accrued artist fees	(13.1)
Collections on behalf of others	(51.1)
Prepaid expenses — event-related	375.5
Free cash	$643.1

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release, including the Supplemental Information that follows, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements regarding consumer demand and the concerts pipeline for 2022; the timing for reopening society, vaccinations, holding outdoor activities and returning to live events; and the company’s current expectations for capital expenditures in 2021. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain stock-based compensation expense, loss (gain) on disposal of operating assets, depreciation and amortization (including goodwill impairment), amortization of non-recoupable ticketing contract advances and acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation). We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Operating income (loss)	Stock-based compensation expense	Loss (gain) on disposal of operating assets	Depreciation and amortization	Amortization of non-recoupable ticketing contract advances	Acquisition expenses	Adjusted operating income (loss) reported	Foreign exchange impact	Adjusted operating income (loss) constant currency

	Three Months Ended December 31, 2020

Concerts	$(236.4)	$2.4	$(0.4)	$63.9	$—	$3.8	$(166.7)	$1.6	$(165.1)
Ticketing	(131.5)	2.2	—	44.9	10.5	0.2	(73.7)	0.5	(73.2)
Sponsorship & Advertising	4.1	1.2	—	8.9	—	—	14.2	(0.8)	13.4
Other & Eliminations	(0.4)	—	—	—	(1.4)	—	(1.8)	—	(1.8)
Corporate	(23.8)	4.1	—	2.6	—	0.8	(16.3)	—	(16.3)
Total Live Nation	$(388.0)	$9.9	$(0.4)	$120.3	$9.1	$4.8	$(244.3)	$1.3	$(243.0)

	Three Months Ended December 31, 2019

Concerts	$(166.4)	$3.1	$(1.8)	$62.9	$—	$11.8	$(90.4)	$—	$(90.4)
Ticketing	61.0	1.7	—	40.4	27.2	0.5	130.8	—	130.8
Sponsorship & Advertising	73.5	0.7	—	8.2	—	0.1	82.5	—	82.5
Other & Eliminations	(0.7)	—	—	—	(1.0)	0.1	(1.6)	—	(1.6)
Corporate	(50.3)	6.4	—	3.4	—	—	(40.5)	—	(40.5)
Total Live Nation	$(82.9)	$11.9	$(1.8)	$114.9	$26.2	$12.5	$80.8	$—	$80.8

	Twelve Months Ended December 31, 2020

Concerts	$(959.0)	$68.8	$0.5	$266.3	$—	$(15.4)	$(638.8)	$(0.9)	$(639.7)
Ticketing	(612.0)	13.4	—	169.9	54.7	(0.6)	(374.6)	(0.7)	(375.3)
Sponsorship & Advertising	44.9	6.4	—	30.6	—	—	81.9	(1.1)	80.8
Other & Eliminations	(13.5)	—	—	6.7	(6.7)	—	(13.5)	—	(13.5)
Corporate	(113.6)	28.3	—	11.5	—	2.9	(70.9)	—	(70.9)
Total Live Nation	$(1,653.2)	$116.9	$0.5	$485.0	$48.0	$(13.1)	$(1,015.9)	$(2.7)	$(1,018.6)

	Twelve Months Ended December 31, 2019

Concerts	$(53.5)	$12.9	$(2.5)	$239.7	$—	$45.7	$242.3	$—	$242.3
Ticketing	232.0	6.3	0.1	156.9	85.8	1.3	482.4	—	482.4
Sponsorship & Advertising	330.3	2.7	—	33.1	—	—	366.1	—	366.1
Other & Eliminations	(1.2)	0.1	—	0.3	(5.5)	—	(6.3)	—	(6.3)
Corporate	(182.8)	26.8	—	14.0	—	—	(142.0)	—	(142.0)
Total Live Nation	$324.8	$48.8	$(2.4)	$444.0	$80.3	$47.0	$942.5	$—	$942.5

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31, 2020	December 31, 2019
	(in thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$2,537,787	$2,470,362
Accounts receivable, less allowance of $72,904 and $50,516, respectively	486,734	994,606
Prepaid expenses	577,130	667,044
Restricted cash	8,652	3,880
Other current assets	39,465	57,007
Total current assets	3,649,768	4,192,899
Property, plant and equipment, net	1,101,414	1,117,932
Operating lease assets	1,424,223	1,402,019
Intangible assets
Definite-lived intangible assets, net	855,600	870,141
Indefinite-lived intangible assets	369,058	368,954
Goodwill	2,129,203	1,998,498
Long-term advances	668,756	593,699
Other long-term assets	391,281	431,473
Total assets	$10,589,303	$10,975,615
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$744,096	$1,005,888
Accounts payable	86,356	100,237
Accrued expenses	894,149	1,391,486
Deferred revenue	1,839,323	1,391,032
Current portion of long-term debt, net	53,415	37,795
Current portion of operating lease liabilities	107,147	121,950
Other current liabilities	72,083	59,211
Total current liabilities	3,796,569	4,107,599
Long-term debt, net	4,855,096	3,271,262
Long-term operating lease liabilities	1,445,674	1,374,481
Long-term deferred income taxes	170,759	178,173
Other long-term liabilities	182,508	130,648
Commitments and contingent liabilities
Redeemable noncontrolling interests	272,449	449,498
Stockholders' equity
Preferred stock—Series A Junior Participating, $0.01 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Preferred stock, $0.01 par value; 30,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 450,000,000 shares authorized; 218,423,061 and 214,117,644 shares issued and 218,015,037 and 213,709,620 shares outstanding in 2020 and 2019, respectively	2,145	2,113
Additional paid-in capital	2,386,790	2,245,619
Accumulated deficit	(2,676,833)	(949,334)
Cost of shares held in treasury (408,024 shares)	(6,865)	(6,865)
Accumulated other comprehensive loss	(177,009)	(145,713)
Total Live Nation stockholders' equity	(471,772)	1,145,820
Noncontrolling interests	338,020	318,134
Total equity	(133,752)	1,463,954
Total liabilities and equity	$10,589,303	$10,975,615

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Year Ended December 31,
	2020	2019	2018
	(in thousands, except share and per share data)
Revenue	$1,861,178	$11,547,969	$10,787,800
Operating expenses:
Direct operating expenses	1,402,400	8,467,182	7,967,932
Selling, general and administrative expenses	1,524,342	2,145,486	1,997,028
Depreciation and amortization	485,025	443,991	386,529
Loss (gain) on disposal of operating assets	503	(2,373)	10,369
Corporate expenses	102,100	168,839	153,406
Operating income (loss)	(1,653,192)	324,844	272,536
Interest expense	226,832	157,521	140,976
Interest income	(11,737)	(14,406)	(8,961)
Equity in losses (earnings) of nonconsolidated affiliates	5,458	(5,457)	(2,747)
Other expense (income), net	(17,080)	2,082	12,163
Income (loss) before income taxes	(1,856,665)	185,104	131,105
Income tax expense (benefit)	(28,875)	66,892	40,765
Net income (loss)	(1,827,790)	118,212	90,340
Net income (loss) attributable to noncontrolling interests	(103,255)	48,323	30,091
Net income (loss) attributable to common stockholders of Live Nation	$(1,724,535)	$69,889	$60,249

Basic and diluted net loss per common share available to common stockholders of Live Nation	$(8.12)	$(0.02)	$(0.09)

Weighted average common shares outstanding:
Basic and diluted	212,270,944	210,082,696	207,441,468

Reconciliation to net loss available to common stockholders of Live Nation:
Net income (loss) attributable to common stockholders of Live Nation	$(1,724,535)	$69,889	$60,249
Accretion of redeemable noncontrolling interests	1,180	(74,771)	(77,900)
Basic and diluted net loss available to common stockholders of Live Nation	$(1,723,355)	$(4,882)	$(17,651)

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Year Ended December 31,
	2020	2019	2018
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,827,790)	$118,212	$90,340
Reconciling items:
Depreciation	245,713	220,459	185,376
Amortization	239,312	223,532	201,153
Amortization of non-recoupable ticketing contract advances	47,971	80,302	80,087
Deferred income tax benefit	(37,877)	(465)	(6,247)
Amortization of debt issuance costs and discounts	32,774	24,116	20,219
Provision for uncollectible accounts receivable	43,076	27,926	26,321
Non-cash compensation expense	116,889	48,785	45,582
Unrealized changes in fair value of contingent consideration	(24,448)	6,698	14,125
Equity in losses (earnings) of nonconsolidated affiliates, net of distributions	18,280	14,152	11,693
Other, net	(15,995)	(6,027)	6,609
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	490,588	(159,792)	(135,429)
Decrease (increase) in prepaid expenses and other assets	141,631	(170,486)	(266,241)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(1,379,461)	(45,920)	323,459
Increase in deferred revenue	826,699	88,291	344,539
Net cash provided by (used in) operating activities	(1,082,638)	469,783	941,586
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(56,957)	(50,035)	(90,705)
Collections of notes receivable	80,963	13,216	33,914
Investments made in nonconsolidated affiliates	(11,242)	(57,280)	(46,497)
Purchases of property, plant and equipment	(213,746)	(323,566)	(239,833)
Cash paid for acquisitions, net of cash acquired	(41,083)	(235,071)	(120,228)
Purchases of intangible assets	(8,863)	(42,261)	(35,630)
Proceeds from sale of investments in nonconsolidated affiliates	19,003	1,455	—
Other, net	7,863	2,542	2,070
Net cash used in investing activities	(224,062)	(691,000)	(496,909)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	1,607,365	937,400	858,667
Payments on long-term debt including extinguishment costs	(30,987)	(437,267)	(400,396)
Contributions from noncontrolling interests	4,668	14,285	4,900
Distributions to noncontrolling interests	(41,625)	(107,476)	(59,187)
Purchases and sales of noncontrolling interests, net	(106,242)	(50,267)	(159,634)
Proceeds from exercise of stock options	30,647	14,104	22,568
Taxes paid for net share settlement of equity awards	(47,539)	(15,353)	(55,005)
Payments for deferred and contingent consideration	(66,992)	(26,537)	(18,784)
Other, net	37	—	(4,345)
Net cash provided by financing activities	1,349,332	328,889	188,784
Effect of exchange rate changes on cash, cash equivalents and restricted cash	29,565	(11,633)	(84,080)
Net increase in cash, cash equivalents, and restricted cash	72,197	96,039	549,381
Cash, cash equivalents and restricted cash at beginning of period	2,474,242	2,378,203	1,828,822
Cash, cash equivalents and restricted cash at end of period	$2,546,439	$2,474,242	$2,378,203
SUPPLEMENTAL DISCLOSURE
Cash paid during the year for:
Interest, net of interest income	$166,405	$103,915	$100,278
Income taxes, net of refunds	$26,151	$66,937	$60,016

FOURTH QUARTER 2020
Supplemental Information
(unaudited)

Free Cash & Cash Used in the Quarter
Changes to the company’s free cash balance from the end of the third quarter of 2020 to the end of the fourth quarter were as follows:

(in millions)
Free cash balance at 9/30/2020	$951
Operational fixed costs	(290)
Non-operational cash uses, including capital expenditures, acquisition activity, net advances and interest payments	(132)
Operational contribution margin*	116
Inflows / (outflows) from cash management programs	(2)
Free cash balance at 12/31/2020	$643

*Operational Contribution Margin is our contribution margin less one-time items (Ticketing refunds, insurance recoveries, and artist advance reserves) and excluding the call center costs we have included in operational fixed costs above.

Ticket Refunds - Q4 2020
The global refund rate for the company’s concerts that are rescheduled and are in or have gone through a refund window is 17% through the end of the fourth quarter of 2020. Festivals have generally canceled this year’s event, but for festivals where fans can retain their tickets for next year’s show, approximately 63% of fans are keeping their tickets.

Across both concerts and festivals, since March the company has refunded $282 million for rescheduled Live Nation shows and $842 million for canceled Live Nation shows. Of this $1.1 billion total, $460 million was from funds held by third-party venues and $663 million was from Live Nation-held funds.

The company still has some shows in the process of rescheduling, or that are rescheduled but not yet offering refunds. In addition, refunds may occur in the future for additional cancellations or rescheduled events resulting from the global shutdown of our live events. Based on current and estimated future impacted events and fan behavior, we have recorded $102 million in additional fan refunds from Live Nation-held funds. As a result, the company has reclassified these funds from deferred revenue to accrued ticket refunds as of the fourth quarter of 2020.

Event-Related Deferred Revenue
The company’s deferred revenue for events over the next 12 months was $1.5 billion as of December 31, 2020 as compared to $1.4 billion as of September 30, 2020. This increase was due to ticket sales for future events, sales for events scheduled for Q4 2021 shifting from long-term to current deferred revenue as well as currency impacts on our international deferred revenue balances.

(in millions)
Current Deferred Revenue as of 9/30/2020	$1,362
Shift from long-term deferred revenue to current deferred revenue	67
Adjustment to estimated additional future refunds from Live Nation-held cash	(30)
Currency impacts	44
Ticket sales in the fourth quarter of 2020	98
Other / Net	(9)
Current Deferred Revenue as of 12/31/2020	$1,532

In addition, the company had approximately $35 million of long-term event-related deferred revenue at the end of the fourth quarter of 2020.